FORM OF ANNEX A
                                ---------------

                                     ANNEX A


                           SEARLES VALLEY TRUST (1996)
                     LEASE FINANCING OF ARGUS UTILITY PLANT


                         DEFINITIONS AND RULES OF USAGE
                       RELATING TO THE OPERATIVE DOCUMENTS


                  Rules of Usage. The following rules of usage shall apply to this Annex A and the Operative Documents unless otherwise required by the context:

                  (a) Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

                  (b) Unless otherwise indicated, references within any document to appendices, articles, schedules, sections, paragraphs, clauses or exhibits are references to appendices, articles, schedules, sections, paragraphs, clauses or exhibits in or to such document.

                  (c) The headings, subheadings and table of contents are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

                  (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

                  (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

                  (f) Unless  otherwise  specified  herein  or  with  the  prior consent of the Owner Participant, which consent shall not be unreasonably withheld, all accounting determinations under the Lease Financing Documents and all computations utilized by HCNA and NACC in complying with the covenants contained in the Lease Financing Documents shall be made and all accounting terms used in the Lease Financing Documents shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a consistent basis, except as required to reconcile such determinations, computations and interpretations with generally accepted accounting principles as then applied in the preparation of the financial statements of HCNA and NACC.

                  (g) References to "including" shall mean including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) Each of the parties to the Operative Documents and its counsel have reviewed and revised, or requested revisions to, the Operative Documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Documents.

                  "Account Bank Agreement" shall mean an agreement between a bank and NACC substantially in the form of Exhibit Z to the Participation Agreement.

                  "ACE Facility" shall mean the ACE Cogeneration Facility located adjacent to the Complex.

                  "Adjustment" shall mean any recomputation of the Basic Rent amounts pursuant to Article III of the Participation Agreement and any related adjustments.

                  "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of Article VI of the Participation Agreement only, a Person will not be deemed to be an "Affiliate" of HCNA or a Restricted Subsidiary of HCNA solely by reason of the control of such Person by HCNA or one or more Restricted Subsidiaries of HCNA; provided, that no other Affiliate of HCNA has an ownership interest in or directly or indirectly controls such Person.

                  "After-Tax Basis" shall have the meaning specified in Section 1(b) of the Tax Indemnity Agreement.

                  "Allocation  Agreement"  shall  mean  the  Agreement  for  the
Allocation of Production and Calculation of Mineral Royalties, Searles Lake California, dated January 1, 1996, between the United States of America, as represented by the Associate Director for Royalty Management, Minerals Management Service, the BLM and NACC.



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



                  "Applicable Law" shall mean (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, laws, ordinances, codes, policies, rules, regulations and orders of governmental bodies, (ii) Approvals and (iii) orders, decisions, directives, judgements and decrees of all courts (whether at law or in equity or admiralty), governmental bodies, regulatory agencies and arbitrators, including, in all such cases and without limitation, all Environmental Laws.

                  "Appraisal" shall have the meaning specified in Section 4.2(a) of the Participation Agreement.

                  "Appraisal Procedure" shall mean the procedure specified in this definition for determining an amount, value, useful life of, or other matter with respect to, the Facility, the Undivided Interest therein, the Site, the Leasehold Estate or any Modification (except in the case of determinations pursuant to Section 18 of the Lease). If the Owner Participant (or Owner Trustee) and NACC are required to determine any amount, value, useful life of, or other matter with respect to, the Facility, the Undivided Interest therein, the Site, the Leasehold Estate or any Modification (except in the case of determinations pursuant to Section 18 of the Lease), then Owner Participant and NACC shall consult for the purpose of determining such amount, value, useful life of, or other matter by mutual agreement. If the Owner Participant and NACC are unable to reach mutual agreement with respect to any amount, value, useful life of, or other matter required to be determined by the Appraisal Procedure on or before the thirtieth (30th) day following commencement of the Appraisal Procedure, either the Owner Participant or NACC may give notice to the other requesting determination of such amount, value, useful life of, or other matter to be determined by an appraisal, and, in such event, the Owner Participant and NACC may each appoint a qualified, disinterested and MAI-certified and licensed industrial property appraiser within ten (10) Business Days following the date of such notice requesting determination by appraisal. For an Appraisal Procedure with respect to the Facility as a whole, such amount, value, useful life of, or other matter shall be determined by the appraisers applying methodology and otherwise on a basis consistent with the Appraisal. If the appraisers appointed by the Owner Participant and NACC are unable to agree upon the amount, value, useful life of, or other matter in question within twenty (20) Business Days following their final appointment, such appraisers shall jointly appoint a third qualified, disinterested and MAI-certified and licensed industrial property appraiser or, if such appraisers do not appoint a third appraiser, the Owner Participant and NACC shall jointly appoint the third appraiser. Each appraiser appointed pursuant to the foregoing procedure shall be instructed to determine such amount, value or useful life within twenty (20) Business Days following its appointment. If either party does not appoint its appraiser within ten (10) Business Days following the date of the notice requesting determination by appraisal, the determination of the other appraiser shall be conclusive and binding upon such party. If the two appraisers appointed by the parties agree upon the amount, value, useful life or other matter in question, or if a single appraiser shall have been appointed by the parties, the determination of such appraiser(s) shall be final and binding upon the parties, and if three appraisers shall have been appointed, the separate determinations of each of such three appraisers shall be averaged and such average shall constitute the determination of the appraisers which determination shall be conclusive and binding on the parties; provided, that if


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



the determination of one appraiser is disparate from the middle determination by more that twice the amount by which the third determination is disparate from the middle determination, then the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and NACC. The expenses of the Appraisal Procedure shall be shared equally by the Owner Participant and NACC, except that (a) in the case of an Appraisal Procedure pursuant to Sections 18, 20 and 21 of the Lease all such expenses shall be borne solely by Lessee and (b) in the case of an Appraisal Procedure pursuant to Section 10 of the Lease all such expenses shall be borne solely by Lessor. Any fair market value determination of a Severable Modification shall take into consideration any liens or encumbrances to which the Severable Modification being appraised is subject and which are being assumed by the transferee.

                  "Appraiser" shall mean American Appraisal Associates.

                  "Approvals" shall mean all permits, authorizations, registrations, franchises, consents, approvals, rate orders, waivers, exceptions, variances, claims, orders, judgments, interpretations and decrees, licenses, exemptions, publications, filings, notices to and declarations of or with any Authority and shall include, without limitation, those pertaining to Environmental Laws, and all siting, environmental and operating permits and licenses that are required under Applicable Law for the use, operation and maintenance of the Facility and the Site as contemplated by the Operative Documents, and to the extent applicable to such use, operation or maintenance of the Facility and the Site, of the Complex.

                  "Approved Sublessee" shall mean (a) any entity whose outstanding debt obligations that have a remaining average life at least as long as the average life of the remaining Basic Rent under the Lease are rated BBB-or better by Standard & Poor's or Baa3 or better by Moody's or (b) HCNA or any direct or indirect subsidiary of HCNA organized under the laws of the United States or any state thereof.

                  "Argus Utility Bill of Sale" shall mean the Bill of Sale substantially in the form of Exhibit A to the Participation Agreement.

                  "Argus Utility Deed of Improvements" shall mean the Deed of Improvements substantially in the form of Exhibit B to the Participation Agreement.

                  "Argus Utility Plant" shall mean the coal and gas-fired steam and electricity generation facility located within the Complex, as more particularly described in Schedule I to the Lease.

                  "Asset Disposition" by any Person shall mean any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition (a) by a Restricted Subsidiary of HCNA to HCNA or a Restricted


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



Subsidiary of HCNA, (b) by HCNA to a Restricted Subsidiary of HCNA, (c) by HCNA or any Restricted Subsidiary of HCNA to an entity in exchange solely for Voting Stock of such entity as a part of a commercial joint venture arrangement related to the business of HCNA or (d) of any assets constituting collateral pledged under any Working Capital Facility) resulting in Net Available Proceeds in excess of $1 million of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person,
(ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business; provided, however, that an Asset Disposition that is otherwise a Restricted Payment under Section 6.2(e) shall not be deemed to be an Asset Disposition.

                  "Assignment' shall have the meaning specified in Section 15 of the Lease.

                  "Assuming  Person" shall have the meaning specified in Section
7.3 of the Participation Agreement.

                  "Authority"  shall  mean  any  (a)  federal,  state  or  local government or subdivision thereof and any entity exercising executive, legislative, judicial or administrative functions of or pertaining to government, or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over NACC, HCNA, Owner Participant, Owner Trustee, the Facility or the Undivided Interest therein, the Easement Site or the Site or the Undivided Interest therein.

                  "Average Sales Percentage" shall mean, with respect to any period, the ratio (expressed as a percentage) of (x) the annual average of highway deicing salt sales (in tons) to (y) the annual average of Salt Commitments, in each case for the preceding four fiscal years and the current fiscal year of HCNA and its Restricted Subsidiaries.

                  "Average Weighted Life" means, as of the date of determination, with respect to any Debt or remaining Basic Rent, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal or Basic Rent payments of such Debt or remaining Basic Rent, respectively, and the amount of such principal or Basic Rent payments, by (ii) the sum of all such principal or Basic Rent payments.

                  "Basic Rent" shall mean, for the Basic Term, the rent payable pursuant to Section 4(a) of the Lease (as the same may be adjusted from time to time), and, for any Renewal Term, shall mean the rent payable pursuant to
Section 20(b) of the Lease.

                  "Basic Rent Payment Date" shall mean August 15, 1996 and each Semiannual Rent Payment Date thereafter.

                  "Basic Term" shall have the meaning specified in Section 3 of the Lease.



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



                  "Basic Term Commencement Date" shall mean August 15, 1996.

                  "BLM" shall mean the United States Department of Interior Bureau of Land Management.

                  "BLM Leases" shall mean those certain mineral leases listed on Attachment 1 to the Allocation Agreement.

                  "Board of Directors" shall mean with respect to any Person either its Board of Directors or any duly authorized committee of that board.

                  "Board Resolution" shall mean, with respect to any Person, a copy of a resolution certified by the secretary or assistant secretary of such Person to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

                  "Break Costs" shall mean with respect to the amount (x) payable by NACC to Owner Trustee on the Termination Date pursuant to Section 12 of the Lease and (y) payable to Owner Participant or Owner Trustee pursuant to
Section 6.5 of the Participation Agreement, an amount, not less than zero, equal to: (i) the Discounted Value (Yield); plus (ii) the Discounted Value (Investment Recovery); plus (iii) the Discounted Value (Termination); minus (iv) the applicable Stipulated Loss Value.

                  "Breakage Treasury Yield" shall mean with respect to the calculation of Break Costs on any Determination Date, the per annum rate (expressed as a semiannual equivalent rounded to the nearest 0.0001 percentage point and, in the case of United States Treasury bills, converted to a bond-equivalent yield) determined to be equal to the semiannual yield to maturity for United States Treasury securities with a weighted average life to maturity (calculated in accordance with accepted financial practice) equal to the Weighted Average Life to Maturity on such date, as determined by linear interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) the first with a weighted average life to maturity (calculated in accordance with accepted financial practice) as close as possible to, but earlier than, the Weighted Average Life to Maturity on such date, and (ii) the second with a weighted average life to maturity (calculated in accordance with accepted financial practice) as close as possible to, but later than, the Weighted Average Life to Maturity on such date, in each case as published in the most recent H.15 (519) (or, if a weekly average yield to maturity for United States Treasury securities with a weighted average life to maturity (calculated in accordance with accepted financial practice) equal to the Weighted Average Life to Maturity on such date is reported in the most recent H.15 (519), such weekly average yield to maturity). H.15 (519) means "Statistical Release H.15 (519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15 (519) means the latest H.15 (519) which is published prior to the close of business on the third Business Day preceding the applicable Determination Date.



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



                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of New York or in the place in which the principal office of the Owner Trustee is located.

                  "Capital Expenditures" of any Person shall mean expenditures by such Person in respect of the purchase or other acquisition of fixed or capital assets having a useful life of greater than one year (excluding, to the extent otherwise included herein, interest capitalized during such period in accordance with Generally Accepted Accounting Principles) which would, in accordance with Generally Accepted Accounting Principles, be set forth as capital expenditures on a consolidated statement of cash flows of such Person.

                  "Capital Lease Obligation" of any Person shall mean the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Generally Accepted Accounting Principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

                  "Cash Deposit" shall mean an amount of cash at all times at least equal to the Drawing Amount deposited in the Lessor Security Account pursuant to the Account Bank Agreement.

                  "Cash Equivalents" shall mean at any time, (a) any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and rated at least A- by Standard & Poor's or at least A3 by Moody's, or, in the event of any change in the rating system employed by either such agency, the equivalent or better of the ratings specified above then employed by such agency, or if either such agency no longer publishes ratings, the equivalent rating as published by another Rating Agency; (c) commercial paper with maturity of 180 days or less issued by a corporation (except HCNA or an Affiliate or Subsidiary of HCNA) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's or at lease P-1 by Moody's or, in the event of any change in the rating system employed by either such agency, the equivalent or better of the ratings specified above then employed by such agency, or if either such agency no longer publishes ratings, the equivalent rating as published by another Rating Agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United


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



States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Closing" shall have the meaning specified in Section 2.1 of the Participation Agreement.

                  "Closing Date" shall mean July 15, 1996 or such other date agreed to by the Owner Participant and NACC that the transactions contemplated by Section 2.1 of the Participation Agreement are consummated.

                  "Closing Date Notice" shall mean a notice delivered pursuant to Section 2.2 of the Participation Agreement.

                  "Coal Supply Agreement" shall mean the Coal Purchase and Sale Agreement dated as of December 30, 1994, by and between NACC and Coastal States Energy Company.

                  "Coal Transportation Agreement" shall mean the Rail Transportation Agreement, effective as of November 5, 1994, by and among the Denver and Rio Grande Western Railroad Company, Southern Pacific Transportation Company, Trona Railway Company and NACC.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" shall have the meaning specified in Section 2.1(a) of the Participation Agreement.

                  "Common Stock" of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Competitor" shall mean any Person that is engaged directly or indirectly through one or more of its Affiliates in the business of mining, processing or sale of products mined or processed by any Affiliate of HCNA; provided, however, that institutional investors in the business of investing in assets such as the Facility shall not be deemed competitors of HCNA or any Affiliate thereof.

                  "Complex" shall mean, collectively, the industrial plants commonly known as the "Argus Plant," the "Trona Plant" and the "Westend Plant" and all related facilities, located in Trona, California.



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



                  "Consolidated Cash Flow Ratio" of any Person shall mean for any period the ratio of (a) Consolidated Operating Cash Flow of such Person for such period to (b) the sum of (i) Consolidated Interest Expense of such Person for such period plus (ii) the annual interest expense (excluding the amortization of debt issuance costs) with respect to any Debt proposed to be Incurred by such Person or its Restricted Subsidiaries minus (iii) Consolidated Interest Expense of such Person to the extent included in Clause (b)(i) with respect to any Debt that will no longer be outstanding as a result of the Incurrence of the Debt proposed to be Incurred plus (iv) the annual interest expense (excluding the amortization of debt issuance costs) with respect to any other Debt Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in Clause (b)(i) minus (v) Consolidated Interest Expense of such Person to the extent included in Clause
(b)(i) with respect to any Debt that no longer is outstanding as a result of the Incurrence of Debt by such Person or its Restricted Subsidiaries since the end of such period; provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; provided, further, that in the event such Person or its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

                  "Consolidated Cash Interest Expense" for any period with respect to any Person, shall mean an amount equal to (a) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, minus
(b)  any  non-cash  interest  expense  included  in such  Consolidated  Interest
Expense.

                  "Consolidated EBITDA" for any period with respect to any Person, shall mean an amount equal to consolidated income before taxes on or measured by net income or gain (as determined in accordance with Generally Accepted Accounting Principles) for such period of such Person and its Restricted Subsidiaries on a consolidated basis:

                  (a) minus, to the extent included in the computation of consolidated income before taxes, interest income and income or gain from extraordinary items for such period, all determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with Generally Accepted Accounting Principles;

                  (b) plus, to the extent deducted in the computation of consolidated income before taxes, the sum of (i) Consolidated Interest Expense (including, without limitation, interest expense imputed in respect of any Capital Lease Obligations), (ii) expense or loss from extraordinary items for such period, (iii) depreciation and other non-cash charges against income for such period and (iv) amortized debt discount for such period, all determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with Generally Accepted Accounting Principles.



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




                  "Consolidated Income Tax Expense" of any Person shall mean for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Interest Expense" for any period with respect to any Person, shall mean interest expense of such Person and its Restricted Subsidiaries for such period (excluding the effects of capitalizing interest with respect to Capital Expenditures and any amortization of capitalized finance fees), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Consolidated Net Income" of any Person shall mean for any period the consolidated net income (or loss) of such Person and its Subsidiaries (after minority interests and dividends paid on Preferred Stock) for such period determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Restricted Subsidiaries and (e) all extraordinary gains and extraordinary losses.

                  "Consolidated Operating Cash Flow" of any Person shall mean for any period the Consolidated Net Income of such Person for such period plus
(a) Consolidated Interest Expense of such Person for such period, plus (b) Consolidated Income Tax Expense of such Person for such period, plus (c) the consolidated depreciation and amortization expense included in the income statement of such Person and its consolidated Restricted Subsidiaries for such period, plus (d) other non-cash charges deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (e) non-cash items increasing consolidated revenues in determining Consolidated Net Income for such period.

                  "Consolidated Tangible Net Worth" of any Person shall mean the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, minus (a) amounts attributable to Disqualified Stock of such Person, (b) the cost of treasury shares, and (c) the net book value of all assets that are classified as intangibles in accordance with Generally Accepted Accounting Principles (without duplication of deductions in respect of items already deducted in calculating consolidated stockholders' equity) but in any event including goodwill, deferred research and development costs, trademarks, trade names, copyrights, licenses, patents and franchises, unamortized debt discount, and any write-up in the book value of assets resulting from a revaluation thereof subsequent to March 30, 1996, in each case, determined in accordance with Generally Accepted Accounting Principles.

                  "CPI-U" shall mean the Consumer Price Index for All Urban Consumers as published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index for All Urban Consumers ceases to exist or is no longer available, HCNA, with the consent of the Owner Participant (which consent shall not be unreasonably withheld), shall designate a substitute index that is reasonably similar to the Consumer Price Index for All Urban Consumers.

                  "CPI-U Factor" shall mean, with respect to each fiscal year, the CPI-U published with respect to March of such year divided by the CPI-U published with respect to March 1996; provided, however, that such CPI-U Factor shall not be less than one (1).

                  "Debt" shall mean (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed mandatory redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (vii) every net obligation under Interest Rate or Currency Protection Agreements of such Person and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

                  "Deemed Refund or Credit" shall have the meaning  specified in
Section 7.4(e) of the Participation Agreement.

                  "Default" shall mean an event or condition which, with notice or lapse of time or both, would become an Event of Default.

                  "Depreciation Deductions" shall have the meaning specified in the Tax Indemnity Agreement.

                  "Determination  Date" shall mean one of the dates set forth in
Schedule IV to the Lease for which a Stipulated Loss Value is specified.

                  "Discount Rate" shall mean twelve percent (12%) per annum, compounded semiannually and computed on the basis of a 360-day year consisting of twelve 30-day months.

                  "Discounted Value (Investment Recovery)" shall mean with respect to the calculation of Break Costs on any Determination Date, the amount calculated by discounting to such Determination Date: (i) for each then remaining Stipulated Loss Value, including the Stipulated Loss Value on such Determination Date but excluding the last Stipulated Loss Value of Schedule IV to the Lease, an amount equal to (A) such Stipulated Loss Value, minus (B) the next succeeding Stipulated Loss Value; (ii) from the day one calendar month after such Determination Date for each such Stipulated Loss Value; at (iii) a discount rate (applied on a simple monthly basis) equal to the Breakage Treasury Yield, all in accordance with accepted financial practice.

                  "Discounted Value (Termination)" shall mean with respect to the calculation of Break Costs on any Determination Date, the amount calculated by discounting to such date: (i) the last Stipulated Loss Value of Schedule IV to the Lease; (ii) from the Determination Date applicable to such Stipulated Loss Value; at (iii) a discount rate (applied on a simple monthly basis) equal to the Breakage Treasury Yield, all in accordance with accepted financial practice.

                  "Discounted Value (Yield)" shall mean with respect to the calculation of Break Costs on any Determination Date, the amount calculated by discounting to such date: (i) the product of (A) each then remaining Stipulated Loss Value, including the Stipulated Loss Value on such Determination Date but excluding the last Stipulated Loss Value of Schedule IV to the Lease, and (B) a rate (applied on a simple monthly basis) equal to the Discount Rate; (ii) from the day one calendar month after such Determination Date for each such Stipulated Loss Value; at (iii) a discount rate (applied on a simple monthly basis) equal to the Breakage Treasury Yield, all in accordance with accepted financial practice.

                  "Disqualified Stock" shall mean any Capital Stock of a Person or any Restricted Subsidiary of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the end of the Basic Term.

                  "Drawing Amount" shall mean for any period of time the "Stated Amount" for such period as set forth on Exhibit B to the form of Letter of Credit attached as Exhibit M to the Participation Agreement, as such amounts may be adjusted from time to time pursuant to Article III of the Participation Agreement.

                  "Drawing Event" shall have the meaning specified in Section 6.1(i)(ii) of the Participation Agreement.

                  "Easement" shall mean, collectively, the easements granted under the Access Easement Agreement between NACC and Owner Trustee substantially in the form of Exhibit P-2 to the Participation Agreement.

                  "Easement Site" shall mean the real property which is covered by the Easement.

                  "Eligible Bank" shall mean the New York main office or branch of a banking, financial or other similar institution as selected by NACC that is either (i) the letter of credit issuing bank under the Debt instruments relating to the Working Capital Facilities of HCNA or (ii) (A) is formed or organized under the laws of the United States, (B) is capable of issuing a Letter of Credit, and (C)(1) the senior unsecured debt obligations (or long-term deposits) of which are rated by at least one Rating Agency and are rated at least A by Standard & Poor's, at least A2 by Moody's or such other rating by any other Rating Agency as is acceptable to Owner Participant in the ordinary course of its business, or (2) that is otherwise reasonably acceptable to Owner
Participant as a letter of credit issuing bank in the ordinary course of business of the Owner Participant.

                  "Engineering Consultant" shall mean Parsons Power or any subsequent nationally-recognized independent engineering consultant expert in power generation facilities that is appointed by the Owner Participant with the prior written consent of NACC, which consent shall not be unreasonably withheld.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, obligations, restrictions (including any restrictions on ownership, occupancy, transferability or use), liabilities, losses, proceedings, decrees, judgments, penalties, fees, fines, demand letters, Orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, or claims for legal fees or costs of investigations or proceedings (hereinafter "Claims"), relating to any Environmental Law or any Approval issued under any Environmental Law, or arising from the actual or alleged presence or Release of any Hazardous Material, including, without limitation, and regardless of the merit of such Claim, any and all Claims for enforcement, mitigation, cleanup, removal, response, remediation or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law or alleged injury or threat of injury to property, health, safety, natural resources or the environment.

                  "Environmental   Consultant"   shall  mean  Eder   Associates,
Geomatrix   Consultants,   Inc.,  or  any  other  environmental   consultant  or
consultants.

                  "Environmental Laws" shall mean any Applicable Law relating to pollution or the regulation or protection of human health, safety, natural resources or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, natural resources, aquatic species, vegetation or wetlands), including, without limitation, laws and regulations (and all other items recited above) relating to any Release of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, recordkeeping, reporting, notification, disclosure, use, treatment, storage, disposal, management, generation, recycling, transport or handling of or exposure to Hazardous Materials. Without limiting the generality of the foregoing, Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss.

9601 et seq.; the Solid Waste Disposal Act, 42 U.S.C. ss.ss. 6901 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; the Occupational Safety and Health Act of 1970, 29 U.S. C. ss.ss. 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; and the Endangered Species Act, 16 U.S.C. ss.ss. 1531 et seq., each as amended and their state and local counterparts or equivalents.

                  "Environmental  Report"  shall have the meaning  specified  in
Section 10(b) of the Lease.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

                  "Event of Default" shall have the meaning specified in Section 17 of the Lease.

                  "Event of Loss" shall mean the occurrence of any of the following events at any time: (a) the Facility or the Complex shall be either destroyed or damaged beyond economic repair (as evidenced by a certificate of the chief financial officer of NACC) or any other event shall occur that results in an insurance settlement on a basis of a total loss, or a constructive total loss, of the Facility or the Complex, as the case may be; (b) the entire Facility, Site or Complex or any substantial and essential portion of the Facility, Site or Complex shall have been condemned, confiscated, or seized (except that if Lessee is contesting the validity of such condemnation, confiscation or seizure by a Permitted Contest, such condemnation, confiscation or seizure shall not constitute an "Event of Loss" during the pendency of such Permitted Contest (but not to exceed 180 days)) or shall have been requisitioned for use for a period of one hundred eighty (180) days or for a period which extends beyond the scheduled expiration of the Basic Term or any Renewal Term then in effect; (c) there shall be a requisition or taking of title to the entire Facility, Site or Complex or any substantial and essential portion of the Facility, Site or Complex (except that if Lessee is contesting the validity of such requisition or taking of title by a Permitted Contest, such requisition or taking of title shall not constitute an "Event of Loss" during the pendency of such Permitted Contest (but not to exceed 180 days)); (d) the Facility, Site or the Complex shall have been abandoned; or (e) NACC shall have failed to convey to the Lessor good, marketable (to the extent the same constitutes real property) and indefeasible title to the Undivided Interest in the Facility or good and marketable title to the Leasehold Estate or good and marketable title to the Easement or the rights purported to be conveyed pursuant to the Easement and the License and any such failure would be reasonably likely to have a Material Adverse Effect.

                  "Event of Loss Date" shall mean (a) with respect to loss, destruction, damage, requisition of title or abandonment, the date of such event of loss, (b) with respect to a requisition of use, on the earlier to occur of the 180th day following the requisition of use or the last day, as the case may be, of the Basic Term or any Renewal Term then in effect or (c) in the case of a failure of NACC to convey title, the date the Lessor so advises NACC.

                  "Event  of  Loss  Purchase   Price"  shall  have  the  meaning
specified in Section 13(b) of the Lease.

                  "Expense" and "Expenses" shall have the respective meanings specified in Section 7.1 of the Participation Agreement.

                  "Facility"   shall  mean  the  Argus  Utility  Plant  as  more
particularly described in Schedule I to the Lease.

                  "Facility Cost" shall mean the product of (a) the Undivided Interest multiplied by (b) $75,000,000.

                  "Facility Documents" shall mean the Coal Supply Agreement, the Coal Transportation Agreement, the Gas Supply Agreement and the Power Purchase Agreements.

                  "Fair Market Renewal Term" shall mean a period commencing at the end of a Renewal Term and ending on the date chosen by NACC pursuant to
Section 22 of the Lease, during which the Undivided Interest in the Facility is leased for Fair Market Rental Value, or such shorter period as may result from earlier termination of the Lease.

                  "Fair Market Rental Value" shall mean, with respect to an Undivided Interest in the Facility, the product of (x) the Undivided Interest multiplied by (y) the rent which would be obtained in arriving at a fair market rental value for the Facility unencumbered by the Lease for the applicable lease term in an arm's-length transaction for cash between an informed and willing lessee and an informed and willing lessor (in either case under no compulsion to lease and neither of whom is related to the Owner Trustee, the Owner Participant, NACC or HCNA) on an "as is" "where is" basis except that any such determination of fair market rental value of the Facility shall be determined applying methodology and otherwise on a basis consistent with the Appraisal and on the basis that (i) (except in the case of determinations pursuant to Section 18 of the Lease) the Facility has been maintained in accordance with the terms of the Lease and (ii) the lessee will have substantially the same rights, interests and obligations with respect to the Site as the Lessor has under the Site Lease, the Easement and the License and for the then remaining term of the Site Lease and under the Services Agreement; provided, that there shall be excluded from the calculation thereof the value of any Severable Modification to which the Lessor does not have title. With respect to any other property, including an Undivided Interest in the Site, "Fair Market Rental Value" shall mean the value, which shall not in any event be less than zero, that would be obtained for the use of such property in an arm's-length transaction for cash between an informed and willing lessee and an informed and willing lessor, neither of whom is under any compulsion to lease and neither of whom is related to the Owner Trustee, the Owner Participant, NACC or HCNA.

                  "Fair Market Sales Value" shall mean, with respect to an Undivided Interest in the Facility, the product of (x) the Undivided Interest multiplied by (y) the fair market sales value of the Facility unencumbered by the Lease which would be arrived at in an arm's-length transaction for cash between an informed and willing buyer and an informed and willing seller (under no compulsion, respectively, to buy or sell and neither of whom is related to the Owner Trustee, the Owner Participant, NACC or HCNA) on an "as is" "where is" basis except that any such determination of fair market sales value for the Facility shall be determined applying methodology and otherwise on a basis consistent with the Appraisal and on the basis that (i) (except in the case of determinations pursuant to Section 18 of the Lease) the Facility has been maintained in accordance with the terms of the Lease and (ii) the buyer will have substantially the same rights, interests and obligations with respect to the Site as the Lessor has under the Site Lease, the Easement and the License and for the then remaining term of the Site Lease and under the Services Agreement; provided, that there shall be excluded from calculation thereof the value of any Severable Modification to which the Lessor does not have title; provided, further, that for purposes of Section 10(c) of the Lease, Fair Market Sales Value shall be calculated net of estimated dismantlement, removal and transportation costs of the Facility or the salvageable portions thereof as of the time the Lessee would otherwise have had to dismantle, remove and deliver the same in accordance with such Section 10(c). With respect to any other property, including any Severable Modification made available to the Lessor pursuant to Section 7(h) of the Lease, "Fair Market Sales Value" shall mean the value, which shall not in any event be less than zero, that would be obtained for the ownership of such property in an arm's-length transaction for cash between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell and neither of whom is related to the Owner Trustee, the Owner Participant, NACC or HCNA.

                  "Federal Power Act" or "FPA" shall mean the Federal Power Act, as amended from time to time, or any comparable successor Federal statute.

                  "FERC" shall mean the Federal Energy Regulatory Commission of the United States of America or any successor agency.

                  "Fixed Charge Coverage Ratio" for any period with respect to any Person, shall mean the ratio of:

                  (a) the sum of (i) Consolidated EBITDA for such period, (ii) amounts due under Capital Lease Obligations for such period, and (iii) without duplication of amounts included in the preceding clause (ii), the aggregate amount required to be paid by NACC in respect of Basic Rent during such period, other than any amount otherwise includable therein in respect of Interim Rent for such period, to

                  (b) the sum of

                           (i) Consolidated Cash Interest Expense for such period, other than any amount otherwise includable therein in respect of Interim Rent;

                           (ii) the sum of (A) the amount of regularly scheduled principal payments with respect to Debt of the type described in clause (a), (b) or (e) of the definition thereof (other than Capital Lease Obligations outstanding on the Closing Date and those under the Operative Documents) required to be made by such Person and its Restricted Subsidiaries during such period and (B) the amount of regularly scheduled principal payments during such period with respect to direct or indirect Guarantees (as guarantor, obligor or otherwise) of Debt Incurred by Persons other than such Person or any of its Restricted Subsidiaries, but only to the extent that payments are required to be made by such Person or any of its Restricted Subsidiaries under such Guarantees, other than (1) any such principal payments that are refinanced, renewed, refunded or replaced with other Debt during such period (provided, however, that the amount of any regularly scheduled principal payments during such period with respect to Debt Incurred in connection with such refinancing, renewal, refunding or replacement shall be included under this clause
                  (ii)), and (2) principal payments during such period under Working Capital Facilities of such Person or any of its Restricted Subsidiaries; and

                           (iii) without  duplication  of  amounts  included  in
                  clause (i) or (ii) above, the sum of (A) amounts due under Capital Lease Obligations for such period, and (B) without duplication of amounts included in the preceding clause (A), the aggregate amount required to be paid by NACC in respect of Basic Rent during such period, other than any amount otherwise includable therein in respect of Interim Rent.

                  "Fixed Rate Renewal Term" shall mean a period commencing at the end of the Basic Term and ending on the date chosen by NACC pursuant to
Section 22 of the Lease, during which the Undivided Interest in the Facility may be leased for the rent specified in clause (i) of Section 20(b) of the Lease or such shorter period as may result from early termination of the Lease.

                  "Gas Supply Agreement" shall mean the Gas Supply Agreement, effective as of September 1, 1994, by and between Chevron U.S.A. Production Company, a division Chevron U.S.A. Inc., and NACC.

                  "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America in effect on March 30, 1996.

                  "Gross Margin" shall mean the average price per ton for highway deicing salt of HCNA and its Restricted Subsidiaries minus the average distribution and production costs (before allocated depreciation) of HCNA and its Restricted Subsidiaries per ton of highway deicing salt, in each case for the applicable fiscal year of HCNA, determined in accordance with Generally Accepted Accounting Principles.

                  "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have the meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                  "Hazardous Material" shall mean (a) any petroleum or petroleum product (including crude oil or any fraction thereof), explosive, radioactive material, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead and radon gas; (b) any chemical, material, gas, substance or waste which is defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous substance," "hazardous chemical," "toxic substance," "toxic chemical," "contaminant" or "pollutant" or words of similar import under any Environmental Law; and (c) any other chemical, material, gas, substance or waste, exposure to which, or the presence, use, generation, treatment, Release, transport or storage of which, is prohibited, limited or regulated under any Environmental Law.

                  "HCG" shall mean Harris Chemical Group, Inc., a Delaware corporation.

                  "HCNA" shall mean Harris Chemical North America, Inc., a Delaware corporation, together with its successors and permitted assigns.

                  "HCNA Guaranty" shall mean the Guaranty substantially in the form of Exhibit K to the Participation Agreement, dated as of the Closing Date, from HCNA in favor of Owner Participant and Owner Trustee.

                  "HCNA Guaranty Termination Date" shall mean the date on which the Guaranteed Obligations have been paid and discharged in full.

                  "HCNA Letter" shall mean the letter substantially in the form of Exhibit X-1, dated as of the Closing Date, from HCNA in favor of Owner
Participant acknowledging the adequacy of consideration supporting the HCNA Guaranty.

                  "HCNA Successor  Company" shall have the meaning  specified in
Section 6.2(h) of the Participation Agreement.

                  "Host Facilities" shall mean the plant commonly known as the "Argus Plant" located in the Complex that processes brine for the production of soda ash.

                  "Incur" shall mean, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to Generally Accepted Accounting Principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in Generally Accepted Accounting Principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

                  "Indemnitee" shall mean Trust Estate, Owner Participant, Power
Contract  Trustee,   Trust  Company  and  Owner  Trustee  and  their  respective
Affiliates, officers, directors, servants and agents.

                  "Information   Memorandum"   shall   mean   the   Confidential
Investment Summary for the Argus Utility Plant Sale/Leaseback Financing, dated January 1996, relating to the financing of the Facility.

                  "Interest Coverage Ratio" for any period with respect to any Person, shall mean:

                  (a) for purposes of Section 6.2(d) of the Participation Agreement, the ratio of (i) Consolidated EBITDA to (ii) the amount equal to Consolidated Interest Expense for such period; and

                  (b) for  purposes  of  Sections  6.1(a)(iv)  and 6.2(h) of the
         Participation Agreement, the ratio of (i) Consolidated EBITDA to (ii) the amount equal to Consolidated Interest Expense, in each case, on a pro forma basis, for the four consecutive fiscal quarters for which quarterly or annual financial statements are available immediately prior to the Transaction Date; provided, that in the event such Person or its Restricted Subsidiaries have made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period or in connection with the transaction giving rise to the calculation of the Interest Coverage Ratio, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions and the related application of proceeds or financings had taken place on the first day of such period.

                  "Interest Rate or Currency Protection Agreements" of any Person shall mean any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect such Person or any Restricted Subsidiary of such Person against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Debt being hedged thereby.

                  "Interim Rent" shall mean the rent for the Interim Term.

                  "Interim Term" shall have the meaning specified in Section 3 of the Lease.

                  "Investment" by any Person shall mean any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person.

                  "Issuing Bank" shall mean an Eligible Bank that issues a Letter of Credit.

                  "Lease" or "Facility Lease" shall mean the Facility Lease substantially in the form of Exhibit B to the Participation Agreement, dated as of the Closing Date, between Lessor and NACC, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

                  "Lease Financing Documents" shall mean the Participation Agreement, the Lease, the Site Lease, the Easement, the License, the Memorandum of Lease, the Memorandum of Site Lease (Parcel A-1), the Memorandum of Site Lease (Parcel B-1), the Trust Agreement, the Argus Utility Bill of Sale, the Argus Utility Deed of Improvements, the Tax Indemnity Agreement, the HCNA Guaranty, the Letter of Credit, the Power Contract Trust Agreement, the Power Contract Assignment, the Services Agreement, the Account Bank Agreement and the Lessor Security Agreement.

                  "Leasehold Estate" shall have the meaning specified in Section 2(a) of the Site Lease.

                  "Lease Term" shall mean the full term of this Lease, including the Interim Term, the Basic Term and any applicable Renewal Term.

                  "Lease Termination Date" shall mean the last day of the Lease Term whether occurring by reason of the scheduled expiration of the Lease Term or upon earlier termination of the Lease pursuant to the terms thereof.

                  "Legal Requirement" shall mean any requirement or obligation imposed by or under any Applicable Law, including, without limitation, any Environmental Law.

                  "Lessee Regulatory Event of Loss" shall mean a Regulatory Event of Loss caused by the action, inaction or status (unless caused by a change in Legal Requirements) of NACC or any Affiliate thereof.

                  "Lessor" shall mean Owner Trustee and its successors and permitted assigns.

                  "Lessor Liens" shall mean Liens on or against the Facility (or the Undivided Interest therein), the Site (or the Undivided Interest therein), the Lease, the Power Purchase Agreements, the Trust Estate or any payment of Rent (a) which result from any act of, any failure to act by, or any claim or Expense against, Owner Trustee, Trust Company or Owner Participant unrelated to its interest in the Trust Estate, the Facility or the Site, the Power Purchase Agreements, the administration of the Trust Estate or the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by Owner Trustee, Power Contract Trustee, Trust Company, or Owner Participant of any of the terms of the Operative Documents or
(b) which result from Liens in favor of any taxing authority by reason of any Tax owed by Owner Trustee, Trust Company, Power Contract Trustee or Owner Participant, except that Lessor Liens shall not include any Lien resulting from any Tax for which NACC is obligated to indemnify any Indemnitee until such time as NACC shall have already paid to, or on behalf of, such Indemnitee the Tax or an indemnity with respect to the same.

                  "Lessor Possession Date" shall mean the earlier of the day after the Lease Termination Date and the date of loss of use or possession of the Undivided Interest in the Facility by NACC pursuant to Section 18 of the Lease.

                  "Lessor Security Account" shall mean the account in which the Cash Deposit is held pursuant to the Account Bank Agreement.

                  "Lessor Security Agreement" shall mean the Security Agreement substantially in the form of Exhibit Y to the Participation Agreement between Lessor and Lessee.

                  "Lessor's Contract Rights" shall mean the Lessor's beneficial interest in the Power Purchase Agreements held by the Power Contract Trustee pursuant to the Power Contract Trust Agreement.

                  "Letter of Credit" shall mean one or more irrevocable, unconditional standby letters of credit substantially in the form of Exhibit N to the Participation Agreement (i) issued by an Issuing Bank for the benefit of the Owner Participant, (ii) having a stated expiration date of not earlier than one year after the date of original issuance or renewal thereof, or in the case of a renewal, such shorter period, if the term of the Working Capital Facility to which the Eligible Bank and NACC are parties expires at the end of such shorter period and such Working Capital Facility has not been extended or renewed, (iii) having an aggregate drawing amount at all times at least equal to the Drawing Amount, (iv) that may be drawn upon at the office of the

Issuing Bank in New York City in the event that a Drawing Event shall have occurred and (vi) which are payable in immediately available funds.

                  "License" shall mean, collectively, the licenses granted under the License Agreement between NACC and Owner Trustee substantially in the form of Exhibit P-3 to the Participation Agreement.

                  "Lien" shall mean any lien, mortgage, encumbrance, pledge, charge, lease, easement or security interest of any kind, including any thereof arising under conditional sales or other title retention agreements.

                  "Material Adverse Effect" shall mean (a) a material adverse effect on (i) the Facility, (ii) the business, operations, property or financial or other condition of NACC or HCNA and its Restricted Subsidiaries taken as a whole, (iii) the validity or enforceability of any of the Lease Financing Documents, the Facility Documents or any Approvals necessary for the use, operation or maintenance of the Facility, the Site and the Easement Site pursuant to the Lease Financing Documents or (iv) the rights and remedies of the Owner Participant, OP Guarantor or Owner Trustee under any of the Lease Financing Documents or the Power Purchase Agreements or (b) the imposition of, or a material increase in the risk of imposition of, any criminal liability on the Owner Participant, OP Guarantor or Owner Trustee.

                  "Material Default" shall mean an event or condition which, with notice or lapse of time or both, would become an Event of Default of the type described in Section 17 (a), (b) or (g) of the Lease.

                  "Material Event of Default" shall mean an Event of Default described in Sections 17(a), (b), (f), (g), (h), (i), (k), (l) or (m) of the Lease.

                  "Memorandum of Lease" shall mean the Memorandum of Lease substantially in the form of Exhibit O to the Participation Agreement, dated as of the Closing Date, between Lessor and NACC.

                  "Memorandum of Site Lease (Parcel A-1)" shall mean the Memorandum of Site Lease (Parcel A-1) substantially in the form of Exhibit P to the Participation Agreement, dated as of the Closing Date, between NACC and Lessor.

                  "Memorandum of Site Lease (Parcel B-1)" shall mean the Memorandum of Site Lease (Parcel B-1) substantially in the form of Exhibit P-1 to the Participation Agreement, dated as of the Closing Date, between NACC and Lessor.

                  "Merger" shall have the meaning specified in Section 6.1(a) of the Participation Agreement.

                  "Modifications" shall have the meaning specified in Section 7(f) of the Lease.

                  "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest.

                  "NACC" shall mean North American Chemical Company, a Delaware corporation, together with its successors and permitted assigns under the Lease.

                  "NACC Successor  Company" shall have the meaning  specified in
Section 6.1(a)(iv) of the Participation Agreement.

                  "Net Available Proceeds" from any Asset Disposition by any Person shall mean cash and readily marketable Cash Equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) and the fair market value of all other property received therefrom by such Person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (b) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent from holders of secured Debt to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and (c) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

                  "Net Economic Return" shall mean the anticipated net after-tax yield (calculated using the multiple investment sinking fund method of analysis), and the anticipated aggregate income (computed in accordance with Financial Accounting Standard No. 13, as amended and in effect on the Closing
Date) and after-tax cash flow of Owner Participant, all calculated on the basis of the Pricing Assumptions, the Tax Assumptions, and the methods of calculation used as of the Closing Date by the Owner Participant in calculating Basic Rent and Stipulated Loss Values.

                  "Nonseverable Modification" shall mean any Modification that is not a Severable Modification.

                  "Officer's Certificate" of any corporation shall mean a certificate of the Chairman, the President, any Vice President, the Treasurer, the Secretary or any authorized representative of such corporation, which certificate shall state that such officer has made such investigation and review as such officer shall deem necessary to make the statements contained therein.

                  "Operative   Documents"   shall   mean  the  Lease   Financing
Documents, the Facility Documents and all Approvals.

                  "Operator" shall mean NACC or such other Person designated by the Owner Participant as being responsible for the operation of the Facility, such Person being NACC, its successors and assigns, until it resigns or is removed pursuant to the provisions of the Services Agreement.

                  "OP Regulatory Event of Loss" shall mean a Regulatory Event of Loss caused by the action (including, without limitation, a transfer pursuant to Section 6.4 of the Participation Agreement), inaction or status (unless caused by a change in Legal Requirements) of the Lessor, the Owner Participant or an Affiliate thereof unrelated to Lessor's or Owner Participant's participation in the lease financing of the Facility and the related transactions under the Operative Documents.

                  "Order" shall mean and include any order, writ, injunction, decree, judgment, award, determination, direction or demand.

                  "Other Lease" shall mean the document that is defined to be the Lease in the Other Participation Agreement.

                  "Other Lessor" shall mean the Other Owner Trustee.

                  "Other Operative Documents" shall mean the documents that are defined to be the Operative Documents in the Other Participation Agreement.

                  "Other Owner Participant" shall mean the person that is defined to be the "Owner Participant" in the Other Participation Agreement.

                  "Other Owner Trustee" shall mean the Person that is defined to be the "Owner Trustee" in the Other Participation Agreement.

                  "Other Participation Agreement" shall mean the Participation Agreement (Searles Valley Trust 1996) dated as of the Closing Date among NACC, HCNA, Other Owner Trustee, Other Owner Participant, and OP Guarantor, as the same may be modified, amended or supplemented from time to time pursuant to the applicable provisions thereof.

                  "Other Regulatory Event of Loss" shall mean a Regulatory Event of Loss (other than a Lessee Regulatory Event of Loss or an OP Regulatory Event of Loss), including any such Regulatory Event of Loss resulting from a change in Legal Requirements.

                  "Other Site Lease" shall mean the document that is defined to be the Site Lease in the Other Participation Agreement.

                  "Other Tenant" shall mean the Other Owner Trustee.

                  "Overdue Interest Rate" shall mean the lesser of (i) the maximum lawful rate and (ii) the Prime Rate plus 2% per annum (computed on the basis of a 360-day year of twelve 30-day months).

                  "Owned Facilities" shall have the meaning specified in Section 2(d) of the Site Lease.

                  "Owner" shall mean any Person that owns, at the time in question, an undivided interest in the Facility.

                  "Owner Participant" shall mean [Owner Participant], a New York corporation, and its successors and permitted assigns pursuant the Participation Agreement.

                  "Owner Trustee" shall mean the Trust Company, not in its individual capacity, but solely as trustee under the Trust Agreement, until such time as its successor shall have become such pursuant to the provisions of the Trust Agreement, and thereafter the term "Owner Trustee" shall mean such successor.

                  "Owner Trustee  Documents" shall have the meaning specified in
Section 2.1 of the Trust Agreement.

                  "Parcel Map" shall have the meaning specified in Section 4.1(j) of the Participation Agreement.

                  "Parent Company" of HCNA shall mean any other Person owning 80% or more of the outstanding Voting Stock of HCNA.

                  "Participation Agreement" shall mean the Participation Agreement (Searles Valley Trust 1996) dated as of July 15, 1996, among NACC, HCNA, Trust Company, not in its individual capacity except as expressly provided therein, but solely as trustee under the Trust Agreement, Owner Participant, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

                  "Parts" shall mean all appliances, components, parts, additions, instruments, appurtenances, accessories, furnishings, accessions and other equipment of whatever nature (or any part thereof), including, without limitation, restorations thereof and substitutions and replacements therefor, that may from time to time constitute or become a part of or be incorporated in or attached to the Facility.

                  "PBGC" shall mean the Pension Benefit Guarantee Corporation, or any successor thereto under ERISA.

                  "PCBs" shall have the meaning specified in Section 5.1(u)(vii) of the Participation Agreement.

                  "Pension Plan" shall have the meaning specified in Section 3(2) of ERISA.

                  "Permitted  Contest"  shall mean (x) actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Facility (or the Undivided Interest therein) or the Site (or the Undivided Interest therein) or any interest in either thereof or any Person of (i) any Legal Requirement, or (ii) any Lien, or (y) any valid nonconforming use permit, waiver, extension or forbearance excusing or exempting such Person from Applicable Law or Legal Requirements and such Person shall be making a good faith effort and shall be diligently taking all appropriate and reasonable steps to extend any such valid nonconforming use, permit, waiver, extension or forbearance for the maximum period available with respect to such Applicable Law or Legal Requirements (but not longer than the end of the Site Lease Term); provided, that the initiation and prosecution of such contest or such non-compliance would not (i) materially and adversely affect the right, title or interest of NACC, Owner Participant or Owner Trustee in or to the Facility (or the Undivided Interest therein), the Site (or the Undivided Interest therein), the Easement Site or any interest in either thereof, (ii) affect the value, utility or remaining useful life of the Facility or any interest therein or the continued economic operation thereof, except to an insignificant extent, (iii) create a danger of criminal liability being imposed on Owner Trustee, Trust Company or Owner Participant or any related Indemnitee, (iv) create a danger of material civil liability being imposed on Owner Trustee, Trust Company or Owner Participant that is not indemnified against pursuant to Section 7.1 of the Participation Agreement, (v) such contest or non-compliance could not reasonably be expected to have an adverse effect on the ability of NACC to comply with the provisions of and perform its obligations under the Lease or any other Operative Document, and (vi) such contest will not result in the extension of the imposition of such Legal Requirement beyond the date which is six months prior to (x) the end of the then-current Lease Term, or (y) if the Lessee has given its irrevocable purchase option notice or renewal option notice pursuant to which it has elected to exercise a renewal option, or during the course of such contest it gives such notice, the end of the Renewal Term with respect to which the Lessee has given such notice; provided, further, that in any event adequate reserves in accordance with generally accepted accounting principles are maintained against any adverse determination of such contest or the termination of such permit, waiver, extension or forbearance. NACC shall provide the Lessor with notice of any contest or non-compliance in detail sufficient to enable the Lessor to ascertain whether such contest or such non-compliance is a Permitted Contest within this definition.

                  "Permitted  Investments"  shall have the meaning  specified in
Section 26 of the Lease.

                  "Permitted Liens" shall mean (a) the respective rights and interests of the parties to the Operative Documents, as provided in the Operative Documents, and if Owner Participant exercises its rights under Section
9.7 of the Participation Agreement, the interests of all Persons (including any trustee acting on behalf of such Persons) providing debt financing to Owner Participant or Owner Trustee, (b) Lessor Liens, (c) Liens for taxes, water, sewage, license, permit or inspection fees either not yet due and payable or being contested pursuant to a Permitted Contest, (d) construction, materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not overdue for a period of not more than 45 days or being contested pursuant to a Permitted Contest or bonded for the amount required under Applicable Law to release any such Lien of record, (e) Liens arising out of judgments or awards against NACC which at the time are subject to a Permitted Contest, but in any event not to exceed $1,000,000 in the aggregate at any one time unless the full amount in dispute is bonded in a manner reasonably acceptable to Owner Participant, (f) applicable zoning and building regulations and ordinances from time to time in effect which do not affect the use or operation of the Facility (or the Undivided Interest therein) in the normal conduct of the business of NACC except to an insignificant extent or impair the value, utility or remaining useful life of the Facility (or the Undivided Interests therein) except to an insignificant extent; (g) the interest of a sublessee in the Undivided Interest in the Facility under a permitted sublease; (h) Liens listed on the title policy delivered to Owner Participant on the Closing Date; (i) Liens, easements, encumbrances, restrictions, defects or irregularity of title that in the aggregate are not substantial in amount, do not materially detract from the value of the Facility, the Service Facilities, the Easement Site or the Site (or the Undivided Interests therein) and do not materially impair the use of the Facility, the Service Facilities or the Site (or the Undivided Interest therein) in the ordinary course of business; (j) any Lien, with respect to any Service Facility that would not, in the event that the beneficiary of such Lien were to exercise its rights thereunder, materially impair the ability of NACC to provide or cause to be provided the services for which such Service Facility is required under the Services Agreement; (k) Liens existing on the Closing Date and listed on Schedule II to the Participation Agreement; and (l) the respective rights and interests of the parties to the Other Operative Documents, as provided in the Other Operative Documents.

                  "Person" shall mean any individual, corporation,  partnership,
joint  venture,   association,   joint-stock  company,  trust,  non-incorporated
organization or government or any agency or political subdivision thereof.

                  "Plan" shall have the meaning specified in Section 9.7 of the Participation Agreement.

                  "Power Contract Assignment" shall mean the Agreement Concerning Assignment and Delegation of Parallel Generation Agreement and Interconnection Facilities Agreement (Argus Utility), substantially in the form of Exhibit E to the Participation Agreement, dated as of July 12, 1996, among NACC, Owner Trustee, Other Owner Trustee, Power Contract Trustee and the Power Purchaser.

                  "Power Contract Trust Agreement" shall mean the Argus Utility Trust Agreement substantially in the form of Exhibit D to the Participation Agreement, dated as of July 12, 1996, among the Power Contract Trustee, the Owner Trustee and the Other Owner Trustee.

                  "Power Contract Trustee" or "Bank Trustee" shall mean the Trust Company, not in its individual capacity, but solely as trustee under the Power Contract Trust Agreement.

                  "Power Purchase Agreements" shall mean the "Contracts" as defined in the Power Contract Assignment.

                  "Power  Purchaser"  shall  mean  Southern   California  Edison
Company, a California corporation.

                  "Preferred Stock" as applied to the Capital Stock of any Person shall mean Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Pricing Assumptions" shall mean the Pricing Assumptions set forth on Schedule I to the Participation Agreement, as adjusted from time to time in accordance with Section 3.2 of the Participation Agreement.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate then in effect at its principal office in New York City.

                  "Processing   Services   Election"   shall  have  the  meaning
specified in the Services Agreement.

                  "Proposed Tax Law Change" shall mean a Tax Law Change which is proposed after April 26, 1996 and on or before the Closing Date and enacted or promulgated after the Closing Date by or during a Congress in session on the Closing Date.

                  "PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, and the regulations of the FERC promulgated thereunder, as amended from time to time.

                  "Qualifying Facility" shall mean a qualifying cogeneration facility or a qualifying small power production facility within the meaning of PURPA.

                  "Rating Agency" shall mean Standard & Poor's or Moody's, or any other nationally recognized statistical rating organization reasonably acceptable to Owner Participant in its ordinary course of business.

                  "Regulations" shall mean the final, temporary or proposed regulations promulgated or issued under the Code.

                  "Regulatory Event of Loss" shall mean the revocation by FERC of the Facility's status as a Qualifying Facility and, as a result of such revocation, the Lessor or the Owner Participant or any Affiliate thereof becomes regulated as an "electric utility", "electric corporation", "electric utility company", "public utility" or a "public utility holding company" or subject to any other similar materially burdensome regulation by any Authority or under any Legal Requirement.

                  "Regulatory Purchase Price" shall have the meaning specified in Section 13(f)(iii) of the Lease.

                  "Regulatory SLV Payment Date" shall have the meaning specified in Section 13(f)(iii) of the Lease.

                  "Related Plants" shall have the meaning specified in Section 2(d) of the Site Lease.

                  "Release" shall mean the threatened or actual release, deposit, disposal or leakage of any Hazardous Material at, into, upon or under any land, water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying or placement.

                  "Remaining Dollar-Years" shall mean with respect to the calculation of Break Costs on any Determination Date, the amount obtained by dividing the sum of each then remaining Stipulated Loss Value, including the Stipulated Loss Value for such Determination Date, by twelve (12).

                  "Renewal Term" shall mean either the Fixed Rate Renewal Term or a Fair Market Renewal Term.

                  "Rent"   shall  mean  Basic   Rent  and   Supplemental   Rent,
collectively.

                  "Reorganization" shall have the meaning specified in Section 6.1(a) of the Participation Agreement.

                  "Replacement  Parts"  shall  have  the  meaning  specified  in
Section 7(d) of the Lease.

                  "Required  Modification"  shall have the meaning  specified in
Section 7(f) of the Lease.

                  "Responsible Environmental Manager" shall mean the Manager of Environmental Affairs or the Director of Safety, any of their successors, or others with substantially similar responsibility for environmental or health and safety compliance for the Facility, the Site or the Complex, or any manager or other employee higher than the Manager of Environmental Affairs or Director of Safety with responsibility for environmental or health and safety compliance for the Facility, the Site or the Complex.

                  "Responsible Officer" shall mean in the case of any corporation, the President, the chief financial officer, the Treasurer or any Vice President thereof, and in the case of the Owner Trustee, any officer in its Corporate Trust Administration.

                  "Restricted Payment" has the meaning specified in Section 6.2(e).

                  "Restricted Subsidiary" shall mean any Subsidiary of any Person other than an Unrestricted Subsidiary.

                  "Restoration" shall have the meaning specified in Section 9(f) of the Lease.

                  "Salt Commitments" shall mean, with respect to any period, the aggregate number of tons of highway deicing salt specified in awarded customer bids to HCNA and its Restricted Subsidiaries or awarded tenders by HCNA and its Restricted Subsidiaries.

                  "SEC Periodic Reports" shall mean the annual report of HCNA on Form 10-K for the fiscal year ended March 25, 1995, and the quarterly reports of HCNA on Form 10-Q for the fiscal quarters ended June 24, 1995, September 23, 1995, and December 23, 1995, as each such report is amended and filed with the Securities and Exchange Commission.

                  "Second Notice" shall have the meaning specified in Section 22(b) of the Lease.

                  "Securities Act" shall mean the Securities Act of 1933, as amended and as the same may be further amended.

                  "Semiannual Lease Periods" during the Lease Term shall mean consecutive periods in the Lease Term, the first such period commencing on the Basic Term Commencement Date and ending on the six-month anniversary thereof and successive semiannual periods thereafter ending on each subsequent six-month anniversary date of the Basic Term Commencement Date.

                  "Semiannual Rent Payment Dates" during the Lease Term shall mean the Basic Rent payment dates set forth on Schedule III to the Lease.

                  "Senior Note Indentures" shall mean the Senior Secured Note Indenture and the Senior Subordinated Note Indenture.

                  "Senior Secured Note Indenture" shall mean the Indenture, dated as of October 15, 1993, among HCNA, each of the Subsidiary Guarantors named therein, and The Bank of New York, as Trustee, with respect to the 10 1/4% Senior Secured Discount Notes due July 15, 2001 of HCNA.

                  "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of October 15, 1993, among HCNA, each of the Subsidiary Guarantors named therein, and IBJ

Schroder Bank & Trust Company, as Trustee, with respect to the 10 3/4% Senior Subordinated Notes due October 15, 2003 of HCNA.

                  "Service Facilities" shall mean the coal handling, processing and storage facilities, water supply (potable and brackish) system, water cooling facilities, fire protection water facilities, waste water discharge facilities and ash disposal facilities of the Complex required for the operation of the Facility.

                  "Services   Agreement"  shall  mean  the  Services   Agreement
substantially in the form of Exhibit M to the Participation Agreement, dated as of the Closing Date, between Owner Trustee and NACC.

                  "Severable Modifications" shall mean any Modifications that are removable from the Facility without causing material damage thereto.

                  "Sifto" shall mean Sifto Canada Inc., a corporation organized under the laws of the Province of Ontario, Canada.

                  "Sifto Note Indenture" shall mean the Indenture dated as of October 15, 1993, among Sifto, HCNA, certain Restricted Subsidiaries of HCNA and Chemical Bank, as Trustee in respect of Sifto's 8 1/2% Senior Secured Notes due July 15, 2000.

                  "Sifto Notes" shall mean the 8 1/2% Senior Secured Notes due July 15, 2000 issued by Sifto pursuant to the Sifto Note Indenture.

                  "Site"  shall  mean,  collectively,  the  "Site" as defined in
Section 2(a) of the Site Lease (Parcel A-1) together with the "Adjoining Site" as defined in Section 2(c) of the Site Lease (Parcel B-1); provided, that after the effective date of the lot-line adjustment or parcel resubdivision referred to in Section 6.1(j) of the Participation Agreement, "Site" shall mean the "Site" as defined in Section 2(a) of the Site Lease (Parcel A-1), as amended in connection with such lot-line adjustment or parcel resubdivision.

                  "Site Lease" shall mean, collectively, Site Lease (Parcel A-1) and Site Lease (Parcel B-1); provided, that after effective date of the lot-line adjustment or parcel resubdivision referred to in Section 6.1(j) of the Participation Agreement, "Site Lease" shall mean Site Lease (Parcel A-1), as amended in connection with such lot-line adjustment or parcel resubdivision.

                  "Site Lease (Parcel A-1)" shall mean the Site Lease (Parcel A-1) substantially in the form of Exhibit C-1 to the Participation Agreement, dated as of the Closing Date, between NACC, as Site Lessor, and Lessor, as Tenant.

                  "Site Lease (Parcel B-1)" shall mean the Site Lease (Parcel B-1) substantially in the form of Exhibit C-2 to the Participation Agreement, dated as of the Closing Date, between NACC, as Site Lessor, and Lessor, as Tenant.

                  "Site Lease Event of Default" shall have the meaning specified in Section 7(a) of the Site Lease.

                  "Site Lease Term" shall have the meaning specified in Section 3 of the Site Lease.

                  "Site Lease Termination Date" shall have the meaning specified in Section 3 of the Site Lease.

                  "Site Lessor" shall have the meaning specified in preamble of the Site Lease.

                  "SLV Payment Date" shall have the meaning specified in Section 13(b) of the Lease.

                  "Soda Ash Consultant" shall mean British Sulphur Consultants or any subsequent soda ash consultant.

                  "Special Environmental Expenses" shall mean any fines, penalties, liabilities, costs, expenses, payments to claimants or other Persons, remediation and other response costs and capital expenditures, in each case, pursuant to any Environmental Law.

                  "Special Termination Event" shall mean (a) any Asset Disposition by NACC or HCNA or any Restricted Subsidiary of NACC or HCNA subject to Section 6.1(a)(iii) or Section 6.2(g) of the Participation Agreement, (b) any merger, consolidation, or transfer, conveyance, sale, assignment, lease or other disposition of all or substantially all the properties and assets of NACC or HCNA or any Restricted Subsidiary of NACC or HCNA subject to Section 6.1(a)(iv), 6.1(b)(ii), 6.2(h), 6.3(a)(ii) or 6.3(b)(ii) of the Participation Agreement, or
(c) any transfer, conveyance, sale, assignment, lease or other disposition of all or substantially all the properties and assets that comprise the Complex by NACC or any reorganization or other transaction or series of related transactions as a result of which it ceases to be a Restricted Subsidiary of HCNA subject to Section 6.1(a)(iv) or 6.1(b)(ii) of the Participation Agreement which requires the consent of Owner Trustee or Owner Participant in accordance with the provisions of Sections 6.1(a)(iii), 6.1(a)(iv), 6.1(b)(ii), 6.2(g), 6.2(h), 6.3(a)(ii) or 6.3(b)(ii) of the Participation Agreement, as the case may be, and which is not proposed by NACC, HCNA or any Restricted Subsidiary or Affiliate of NACC or HCNA for the purpose of giving rise to a purchase option under Section 6.5 of the Participation Agreement.

                  "Special Termination Payment Date" shall mean the date for payment of the Special Termination Payment Price pursuant to Section 6.5 of the Participation Agreement.

                  "Special Termination Payment Price" shall have the meaning specified in Section 6.5 of the Participation Agreement.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or its successor in interest.

                  "Stipulated Loss Value" shall mean as of any Determination Date the amount set forth opposite such Determination Date on Schedule IV to the Lease.

                  "Sublease" shall have the meaning specified in Section 15 of the Lease.

                  "Subsidiary" of any Person shall mean (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                  "Supplemental Rent" shall mean any and all amounts, indemnities, liabilities and other obligations of any kind, except for Basic Rent, which NACC assumes or agrees to pay under the Lease or any other Operative Document, including, without limitation, Stipulated Loss Value and damages for breach of any covenants, representations, warranties or agreements therein, to Lessor, Owner Trustee, Owner Participant, Power Contract Trustee or Trust Company.

                  "Survey" shall mean the survey, maps and plats all delivered pursuant to Section 4.1(j) of the Participation Agreement.

                  "Target Sales" shall mean, with respect to any period, an amount (in tons) equal to the product of (x) the Salt Commitments for such period multiplied by (y) the Average Sales Percentage for such period.

                  "Tax" shall have the meaning specified in Section 7.4 of the Participation Agreement.

                  "Tax Assumptions" shall have the meaning specified in Section 2 of the Tax Indemnity Agreement.

                  "Tax Claim" shall have the meaning specified in Section 7.4(e) of the Participation Agreement.

                  "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement in the form of Exhibit I to the Participation Agreement, dated as of the Closing Date, between Owner Participant and NACC, as the same may be amended, modified or supplemented in accordance with the provisions thereof.

                  "Tax Law Change" shall mean (i) one or more additions, amendments, modifications or changes in or to (a) the provisions of the Code (including for this purpose any uncodified provisions of legislation affecting the Code) or (b) Regulations or
(ii) the issuance of published Internal Revenue Procedures, Revenue Rulings or other administrative publications.

                  "Tenant" shall have the meaning specified in preamble of the Site Lease.

                  "Termination Date" shall have the meaning specified in Section 12(a) of the Lease.

                  "Termination  Notice"  shall  have the  meaning  specified  in
Section 12(a) of the Lease.

                  "Title   Underwriter"   shall  mean  Chicago  Title  Insurance
Company.

                  "Transaction  Costs" shall mean the following fees,  expenses, disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby on the Closing Date: (i) the reasonable fees, expenses and disbursements of Hunton & Williams, counsel for Owner Participant; (ii) the reasonable fees, expenses and disbursements of special California counsel to Owner Participant; (iii) the reasonable fees, expenses and disbursements of Carter, Ledyard & Milburn, counsel to Owner Trustee; (iv) the initial (but not ongoing) fees and expenses of Owner Trustee; (v) printing, word processing and reproduction costs; (vi) the fees and expenses of the Appraiser with respect to the Appraisal; (vii) the reasonable fees and expenses of the Engineering Consultant for services rendered in connection with the transactions contemplated by the Participation Agreement; (viii) the reasonable fees and expenses of the Environmental Consultant for services rendered in connection with the transactions contemplated by the Participation Agreement; (ix) the reasonable fees and expenses of the Soda Ash Consultant for services rendered in connection with the transactions contemplated by the Participation Agreement;
(x) the reasonable survey costs incurred by NACC in connection with the transactions contemplated by the Participation Agreement; (xi) the reasonable title insurance and related costs incurred by NACC in connection with the transactions contemplated by the Participation Agreement; (xii) the reasonable out-of-pocket expenses of Owner Participant (including computer pricing and travel expenses); (xiii) all fees, taxes and other charges payable in connection with the filing of the financing statements and other documents filed in connection with the transactions contemplated by the Participation Agreement; and (xiv) any other fees, expenses, disbursements and costs as shall have been approved by both Owner Participant and NACC.

                  "Transaction Date" means the date of the transaction giving rise to the need to calculate the Interest Coverage Ratio.

                  "Transfer" by any Person shall mean any transfer, conveyance, sale, assignment, lease or other disposition, directly or indirectly, by such Person.

                  "Transfer Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit AA to the Participation Agreement, to be entered into between Owner Participant and a transferee as provided in Section 6.4(a) of the Participation Agreement.

                  "Trust Agreement" shall mean the Trust Agreement substantially in the form of Exhibit H to the Participation Agreement, dated as of July 12, 1996, between Trust Company and Owner Participant that creates Searles Valley Trust 1996, as the same may be amended, supplemented or modified in accordance with the terms thereof.

                  "Trust Company" shall mean U.S. Trust Company of California, N.A., in its individual capacity.

                  "Trust Estate" shall have the meaning specified in Section 2(b) of the Trust Agreement.

                  "Trust  Expenses" shall have the meaning  specified in Section
6.1 of the Trust Agreement.

                  "Trust Office" shall mean the offices of the Owner Trustee at the address provided in Section 9.1 of the Participation Agreement.

                  "Undivided Interest" shall mean the fifty percent (50%) undivided interest leased or purchased by the Owner Trustee, as the case may be.

                  "Unrestricted Subsidiary" shall mean (a) any Subsidiary designated as such by the Board of Directors of HCNA as set forth below where
(i) neither HCNA nor any of its other Restricted Subsidiaries (A) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (ii) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of HCNA and its Restricted
Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, and
(b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of HCNA may designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of HCNA which is not a Subsidiary of the Restricted Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided, that either (x) the Restricted Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Consolidated Cash Flow Ratio of HCNA and the Restricted Subsidiaries of HCNA for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the date of such designation, calculated on a pro forma basis as if such designation had been made at the beginning of such four full fiscal quarters, shall be greater than 2.25 to 1.00; provided, further, in the case of clause (y), HCNA could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of the Restricted Subsidiary to be so designated pursuant to Section 6.2(e) of the Participation Agreement.

                  "Utility  Trust  Estate"  shall have the meaning  specified in
Section 2(b) of the Power Contract Trust Agreement.

                  "Verifier" shall have the meaning specified in Section 3.3 of the Participation Agreement.

                  "Voting Stock" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Weighted Average Life to Maturity" shall mean with respect to the calculation of Break Costs on any Determination Date, the number of years (calculated to the nearest 1/12) obtained by dividing the then Remaining Dollar-Years of the Lease by the applicable Stipulated Loss Value.

                  "Working Capital Facility" or "Facilities" of any Person shall mean any agreement or agreements between such Person or any Restricted Subsidiary of such Person and a financial institution or institutions, providing for the making of loans, on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances the amount that may be borrowed under which is based upon eligible accounts receivable and eligible inventories.